Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”. EXECUTION COPY Exhibit 10.1 EXCLUSIVE LICENSE AGREEMENT (JUXTAPID® JAPAN) THIS EXCLUSIVE LICENSE AGREEMENT (this “Agreement”) is made and entered into effective as of February 5, 2019 (the “Effective Date”), by and between AEGERION PHARMACEUTICALS, INC., a company organized under the laws of Delaware with its registered office at One Main Street, Suite 800, Cambridge, MA 02142 (“Aegerion”), and RECORDATI RARE DISEASES INC., a company organized under the laws of Delaware with its registered office at c/o the Prentice - Hall Corporation System, Inc., 2711 Centerville Road, Suite 400, in the city of Wilmington, in the County of New Castle, Delaware (“Recordati”). Aegerion and Recordati are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. RECITALS WHEREAS, Aegerion owns or controls certain know-how, trademarks, and patent rights relating to the Manufacture and Commercialization of the Product (as defined below); WHEREAS, Recordati is engaged in the marketing and distribution of pharmaceutical products used in treating or preventing human diseases and conditions; WHEREAS, Aegerion wishes to out-license certain rights to the Product to Recordati for Manufacture and Commercialization of the Product in the Field of Use and in the Territory (each as defined below); and WHEREAS, Recordati now desires to obtain such rights on the terms and conditions set forth herein. NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants, and conditions contained in this Agreement, the Parties agree as follows. DEFINITIONS AND INTERPRETATION As used in this Agreement, the terms with initial letters capitalized, whether used in the singular or plural form, shall have the meanings set forth in this Article 1 or, if not listed below, the meaning designated in places throughout this Agreement. 1.1 “Accounting Standards” means with respect to a Person, IFRS or GAAP as generally and consistently applied throughout such Person’s organization. 1.2 “Aegerion’s Group” means Aegerion and its Affiliates. ACTIVE/99458941.1

1.3 “Aegerion Indemnitees” has the meaning given in Section 14.1. 1.4 “Aegerion Territory” means all countries of the World excluding the Territory. 1.5 “Affiliates” means, with respect to any Person, any other Person that directly or indirectly (including through one or more intermediaries) controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) as used with respect to a Person, means that the Person has (i) direct or indirect beneficial ownership of more than 50% of the voting share capital or other equity interest in the controlled Person, or (ii) the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such other Person. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower maximum percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity. 1.6 “Anti-Bribery Law” means the U.S. Foreign and Corrupt Practices Act 1977 and any other Applicable Laws to which the relevant Party is subject for the prevention of fraud, corruption, racketeering, money-laundering, or terrorism. 1.7 “Applicable Law” means all applicable laws, statutes, ordinances, regulations, rules treaties or others of any kind whatsoever of any Governmental Authority that may be in effect from time to time during the Term with respect to the validity or enforceability of, or activities under, this Agreement, including as applicable the Pharmaceutical Affairs Law, U.S. Federal Food, Drug, and Cosmetic Act (21 U.S.C. §301 et seq.) (“FFDCA”), Anti-Bribery Law, and environmental, health and safety laws. 1.8 “Assigned Contracts” means the Contracts to be assigned (pursuant to the Transitional Services Agreement) to Recordati or its Affiliate (as Recordati may designate) according to this Agreement and listed as “Assigned Contracts” in Schedule 1 hereto. 1.9 “Breaching Party” has the meaning given in Section 17.2. 1.10 “Brite Stock” means bulk, unlabeled bottles, containing fourteen (14) capsules of Product. 1.11 “Business Day” means a day other than a Saturday, Sunday or a bank or other public holiday in Massachusetts and New Jersey, United States, in Milan, Italy, or in Tokyo Japan. 1.12 “Calendar Quarter” means each three (3)-month period ending on each of 31 March, 30 June, 30 September or 31 December; provided, however, that (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first full Calendar Quarter thereafter, and (b) the last Calendar Quarter of the Term shall end upon expiration or termination of the Agreement. 2 ACTIVE/99458941.1

1.13 “Calendar Year” means a period of twelve (12) consecutive calendar months commencing on 1 January and ending on the 31 December of the same year; provided, however, that (a) the first Calendar Year of the Term shall commence on the Effective Date and end on 31 December of the same year and (b) the last Calendar Year of the Term shall commence on 1 January of the Calendar Year in which this Agreement terminates or expires and end on the date of termination or expiration of this Agreement. 1.14 “Commercially Reasonable Efforts” means the efforts and resources typically used by companies with sizes and resources similar to the respective Party and its Affiliates actually involved in the performance of this Agreement to perform the obligation at issue, which efforts shall be those efforts made with respect to its own products at a similar stage of development or in a similar stage of product life, with similar developmental risk profiles, of similar market and commercial potential, taking into account the proprietary position of the products, the expected and actual competitiveness of alternative products sold by Third Parties in the marketplace, the regulatory structure involved (including regulatory or data exclusivity), expected and actual Regulatory Authority approved labeling, expected and actual product profile, the expected and actual profitability and return on investment of the applicable product taking into consideration, among other factors, issues of safety and efficacy, the likely timing of the product’s entry into the market, the likelihood of receiving a Marketing Authorization (including regulatory or data exclusivity), the expected and actual patent and other proprietary position of the product, and other relevant scientific, technical and commercial factors. 1.15 “Commercialize” or “Commercialization” means any and all activities relating to the transporting, storage, marketing, detailing, promotion, sale (and offer for sale or contract to sell), distribution, importation, exportation or other commercial exploitation (including pricing and reimbursement activities) for the Product in the Territory, and seeking of pricing and reimbursement of such Product (if applicable), and including sales force efforts, detailing, advertising, promotional materials, market strategy, market research, market access (including list price and reimbursement activities), and appropriate medical education and information services, publication, and scientific and medical affairs. For clarity, Commercialization excludes any Manufacturing or Development activities. 1.16 “Competitive Product” means [***]. 1.17 “Completion Date” means the date on which the Product Marketing Authorization is successfully transferred to Recordati or its Affiliate. 1.18 “Confidential Information” has the meaning given in Section 15.1. 1.19 “Contracts” means all the contracts relating to the Product in the Territory entered into by or on behalf of Aegerion or its Affiliates, including the agreements related to local labeling and release testing ([***]), in each case, which are listed in Schedule XI. 1.20 “Control or Controlled” means, with respect to any Know-How, Patent, trademark or other intellectual property right, the possession (including ownership) by a Party, or its Affiliates, of the ability (without taking into account any rights granted by one Party to the other Party under the terms of this Agreement) to grant access, a license or a sublicense to such 3 ACTIVE/99458941.1

Know-How, Patent, trademark, or other intellectual property right without violating the terms of any agreement or other arrangement with, any Third Party. 1.21 “Controlling Party” in relation to an Enforcement Action, has the meaning given in Section 16.3(e). 1.22 “Develop” or “Development” means, with respect to a product, any and all activities that relate to seeking, expanding, or obtaining marketing authorization for such product, including any and all activities related to the design, research, discovery, generation, identification, profiling, characterization, production, process development, testing method development, pre-clinical development or non-clinical or pre-clinical studies of such product, clinical drug development activities conducted before or after obtaining marketing authorization for such product that are reasonably related to or leading to the development, preparation, or submission of data and information to a Regulatory Authority for the purpose of obtaining, supporting or expanding marketing authorization of such product, together with all activities related to pharmacokinetic profiling, design and conduct of clinical studies (including post- marketing studies) of such product, and regulatory affairs, statistical analysis, report writing, and regulatory filing creation and submission related to the foregoing (including the services of outside advisors and consultants in connection therewith). 1.23 “Disclosing Party” has the meaning given in Section 15.1. 1.24 “Dollar” or “$” means the legal tender of the United States of America. 1.25 “Effective Date” has the meaning given in the Introductory Paragraph. 1.26 “Enforcement Action” has the meaning given in Section 16.3(b). 1.27 “Executive Officer” means, for Aegerion, its President or another senior executive designee with responsibilities and seniority comparable thereto and, for Recordati, its Chief Executive Officer or another senior executive designee with responsibilities and seniority comparable thereto; provided, however, that any of the foregoing individuals may designate the Chief Financial Officer as his/her designee for financial related matters. In the event that the position of any of the Executive Officers identified in this Section 1.27 no longer exists due to a change of control, corporate reorganization, corporate restructuring or the like that results in the elimination of the identified position, the applicable Executive Officer shall be replaced with another executive officer with responsibilities and seniority comparable to the eliminated Executive Officer. 1.28 “Field of Use” means the Licensed Indication. 1.29 “GAAP” means generally accepted accounting principles as practiced in the United States, consistently applied. 1.30 “Governmental Authority” means any supra national, national or sub national authority, commission, department, agency, court, tribunal, arbitrator, regulator, reimbursement authority, legislative body, or other regulatory body in any applicable jurisdiction. 4 ACTIVE/99458941.1

1.31 “ICH” means the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use. 1.32 “IFRS” means the International Financial Reporting Standards, consistently applied. 1.33 “Indirect Tax” means any and all indirect taxes, including consumption tax, value added tax, sales tax, and other similar taxes. 1.34 “Joint Steering Committee” has the meaning given in Section 6.1. 1.35 “JPY” means Japanese Yen. 1.36 “Know-How” means any technology, specifications, trade secrets, business, marketing and commercial information, technical information, know-how and materials, records, techniques, processes, documentation, data, databases, inventions, software, instrumentation, devices, compositions, formulas, biological materials, assays, reagents, constructs, compounds, discoveries, procedures, practices, protocols, methods, results of experimentation or testing, knowledge, skill and experience, and other proprietary information that is identified or identifiable in a tangible form, in each case whether or not patentable or copyrightable. 1.37 “Liabilities” means all losses, costs (including legal costs on an indemnity basis, other professional fees and disbursements and associated Indirect Taxes), damages, expenses, compensation, interest, charges, actions, proceedings, claims, demands and other liabilities associated with or arising out of the relevant subject matter. 1.38 “Licensed Indication” means homozygous familial hypercholesterolemia (HoFH). 1.39 “Licensed Know-How” means any and all Know-How, [***]. 1.40 “Licensed Patents” means the Patents in the Territory that are Controlled by Aegerion or its Affiliates as of the Effective Date or during the Term and which claim or cover the Product in the Territory, to the extent set out at Schedule 3, as may be amended from time-to- time by the Parties acting reasonably upon a finding that a Patent not already included in Schedule 3 claims or covers the Product in the Territory (a Party making such finding shall promptly inform the other Party of such finding). 1.41 “Line Extension” means any new pack form for the Product and formulation, dosage form, dosage strength or form of administration for the Product. 1.42 “List Price” means the price (in JPY) for the Product established by the National Health Insurance System of Japan and listed in the Territory. 1.43 “Lomitapide” means the active pharmaceutical ingredient lomitapide mesylate. 1.44 “Material Breach” means a failure to [***]. 5 ACTIVE/99458941.1

1.45 “Manufacturing” or “Manufacture” means, with respect to the Product, all activities related to the manufacture of the Product, including manufacturing supplies for Commercialization, packaging, in-process and finished product testing, release of such Product or any component or ingredient thereof, quality assurance and quality control activities related to manufacturing and release of such Product, ongoing stability tests, storage, shipment, and regulatory activities related to any of the foregoing. 1.46 “Marketing Authorization” means marketing authorizations, licenses, consents and approvals of any Governmental Authority (and any applications for the same) with respect to the promotion, marketing, distribution, and sale and, where relevant, Manufacture, of the Product in the Territory. 1.47 “Marketing Authorization Holder” means a local, qualified entity that holds a license from a Regulatory Authority to market a pharmaceutical product in the Territory pursuant to the requirements, obligations, and guidelines of the MHLW, PMDA, and any other applicable Regulatory Authority. 1.48 “MHLW” means the Japanese Ministry of Health, Labour and Welfare, or any successor agency thereto. 1.49 “Net Sales” means, with respect to the Royalty Payments, the aggregate gross invoiced sales prices from sales of all units of the Product sold in the Territory by a member of Recordati’s Group or any Sublicensee of Recordati to Third Parties after deducting, if not previously deducted, from the amount invoiced or received: (a) [***]; (b) [***]; (c) [***]; (d) [***]; (e) [***]; (f) [***]; (g) [***]; and (h) [***]. Such amounts shall be determined from the books and records of Recordati that are maintained in accordance with the applicable Accounting Standards. In the case of any sale or other disposal for value, such as barter or counter-trade, of the Product in the Territory, other than in an arm’s length transaction exclusively for cash, Net Sales shall be calculated as above on the value of the non-cash consideration received in relation to the 6 ACTIVE/99458941.1 sale of the Product in the Territory, as determined in accordance with the applicable Accounting Standards. Notwithstanding the foregoing, sales between or among Recordati and other members of Recordati’s Group shall not be included in Net Sales (but Net Sales shall include sales to the first Third Party by Recordati or other members of Recordati’s Group). The provision of Products for, or use of Products in, clinical or pre-clinical trials, as samples or for compassionate use free of charge and any other Products supplied free of charge shall not give rise to any deemed sale under this definition and shall not be included in the calculation of Net Sales. 1.50 “New Indication” means any indication, [***]. 1.51 “Orphan Drug Designation” means the designation as an orphan drug in the Territory as determined and granted by the MHLW in accordance with Applicable Law. 1.52 “Patent” means all patents and patent applications and all substitutions, divisions, continuations, continuations-in-part, any patent issued with respect to any such patent applications, any reissue, reexamination, utility models or designs, renewal or extension (including any patent term extension and supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all counterparts and equivalents of any of the foregoing in the Territory. 1.53 “Patent Costs” means the direct out-of-pocket costs (including the reasonable fees and expenses incurred to outside counsel and other Third Parties, including application preparation, filing, prosecution and maintenance expenses, and the fees related thereto incurred to Governmental Authorities) incurred after the Effective Date and during the Term and pursuant to this Agreement, in connection with the Prosecution and Maintenance of Patents, including costs of Patent interference, appeal, opposition, reissue, reexamination, inter partes review, post- grant review, revocation, petitions or other administrative proceedings with respect to Patents and filing and registration fees, and enforcing and defending any Patents, but excluding for clarity any overhead, employee costs, or other internal costs or expenses. 1.54 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a governmental authority or any department, agency or subdivision thereof. 1.55 “Pharmaceutical Affairs Law” means the Act on Securing Quality, Efficacy and Safety of Products including Pharmaceuticals and Medical Devices. 1.56 “PMDA” means Japan’s Pharmaceuticals and Medical Devices Agency or any successor agency thereto. 7 ACTIVE/99458941.1

1.57 “Product” means the pharmaceutical product known as JUXTAPID® that contains Lomitapide as the sole active ingredient in a capsule dosage form as approved for marketing in the Territory as of the Effective Date and any Line Extensions made by Aegerion following the Effective Date. 1.58 “Product Marketing Authorization” means any and all Marketing Authorizations for the Product in the Territory held by Aegerion or its Affiliates as of the Effective Date, including the Marketing Authorizations listed in Schedule 1. 1.59 “Product Records” means the records listed in Schedule 2, including the regulatory dossiers for the Product in the Territory. 1.60 “Product Trademarks” means the trademarks listed in Schedule 4. 1.61 “Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a particular Patent, the preparation, filing, prosecution and maintenance of such Patent, as well as re-examinations, reissues and the like with respect to that Patent. 1.62 “PV Agreement” means the pharmacovigilance agreement to be entered into by the Parties in accordance with Section 12.1. 1.63 “Quality Technical Agreement” means the quality technical agreement to be entered into by the Parties or its Affiliates pursuant to the Supply Agreement. 1.64 “Receiving Party” has the meaning given in Section 15.1. 1.65 “Recordati’s Group” means Recordati and its Affiliates. 1.66 “Regulatory Authority” means any Governmental Authority that is concerned with the safety, efficacy, reliability, manufacture, investigation, sale, or marketing of the Product, including, in the Territory, the MHLW and the PMDA. 1.67 “Regulatory Information” means all of the following, to the extent necessary or used as of the Effective Date by or on behalf of Aegerion or its Affiliates and is necessary, or reasonably useful (but only to the extent related to the Product in the Territory), to Manufacture, have Manufactured or Commercialize, have Commercialized the Product in the Territory (a) [***], (b) [***], and (c) [***]. 1.68 “Regulatory Notification” means any notification by or from a Regulatory Authority in relation to a Marketing Authorization. 1.69 “Regulatory Request” means any written request by an applicable Regulatory Authority or other Governmental Authority to amend, cancel, withdraw, or surrender any Marketing Authorization, or to take any step in relation thereto. 1.70 “Safety Related Information” means all adverse events, special situations (such as medication errors or medication management), other documentation such as source data and decisions related to individual case reports, minutes from safety meetings, signal detection 8 ACTIVE/99458941.1 activities, and raw data for periodic safety update reports, development safety update reports, and risk management plans. 1.71 “SCLA” means the Settlement and Cross-License Agreement, [***], made by and between UPenn and Aegerion on the one hand, and Pfizer Inc. of New York, N.Y. (“Pfizer”) on the other, in the form attached hereto in Schedule X, as may be amended from time-to-time only in accordance with Section 11.2. 1.72 “Sublicense Revenues” means any and all consideration, including upfront and milestone payments, received by Recordati or any of its Affiliates under any agreement with a Sublicensee. [***]. 1.73 “Sublicensee” means a Third Party to which Recordati has granted rights, as permitted under this Agreement, to Commercialize the Product for the Territory. 1.74 “Supply Agreement” means the supply agreement to be entered into between Aegerion and Recordati or its Affiliate (as Recordati may designate) in relation to the Product in the Territory. 1.75 “Term” has the meaning given in Section 17.1. 1.76 “Territory” means Japan and its territories and possessions. 1.77 “Third Parties” means any Person other than Aegerion and Aegerion’s Group, Recordati and Recordati’s Group, and their respective permitted successors. 1.78 “Trademark Enforcement Action” has the meaning given in Section 16.4(c). 1.79 “Transaction Documents” means this Agreement, the Transitional Services Agreement, the Supply Agreement, the PV Agreement and the Quality Technical Agreement. 1.80 “Transitional Services Agreement” means the transitional services agreement to be entered into between Aegerion and Recordati (or its Affiliate) in relation to the Product in the Territory. 1.81 “University of Pennsylvania” or “UPenn” means the Trustees of the University of Pennsylvania. 1.82 “University of Pennsylvania Agreement” means the patent license agreement between the University of Pennsylvania and Aegerion Pharmaceuticals Inc., dated May 19, 2006, in the form attached hereto in Schedule IX, as may be amended from time-to-time only in accordance with Section 11.1(a). 1.83 “Valid Claim” means, with respect to the Product in the Territory, any claim of a Licensed Patent that: (a) has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is un- appealable or un-appealed within the time allowed for appeal; and (b) has not expired, lapsed, or 9 ACTIVE/99458941.1 been cancelled, abandoned, dedicated to the public, disclaimed, denied or admitted to be invalid or unenforceable, including through reissue, reexamination, disclaimer, or otherwise. GRANT OF RIGHTS License Grant. Subject to the terms and conditions of this Agreement, Aegerion hereby grants to Recordati, and Recordati hereby, accepts: a non-transferable (except as provided in Section 28), exclusive (including with respect to Aegerion and to Aegerion’s Group) license (or sublicense), with the right to grant sublicenses in accordance with Section 2.3, under the Licensed Patents and the Licensed Know- How, to Manufacture, have Manufactured, Commercialize and have Commercialized the Product in the Field of Use in the Territory; a non-transferable (except as provided in Section 28), exclusive license, with the right to grant sublicenses in accordance with Section 2.3, to use and display the Product Trademarks in the form attached in Schedule 4 and solely to Manufacture or have Manufactured the Product and to Commercialize the Product, in each case, in the Field of Use in the Territory; and a non-transferable (except as provided in Section 28), fully paid-up and royalty-free, non-exclusive license, with the right to grant sublicenses in accordance with Section 2.3, in and to all rights Controlled by Aegerion under [***] to (i) Manufacture and have Manufactured the Product anywhere in the world in the Field of Use for the Territory and (ii) Commercialize and have Commercialized the Product in the Field of Use in the Territory. The license under this Section 2.1(c) is hereby granted by Aegerion to Recordati and to its Affiliate operating the Product’s business in the Territory, and shall be granted by Aegerion to any other entity in the Recordati Group that operates the Product’s business in the Territory in the future, on Recordati’s written request. Such license granted by Aegerion to Recordati’s Affiliate under this Section 2.1(c) shall automatically terminate, with respect to such Recordati’s Affiliate only, in the event such Recordati’s Affiliate ceases to be an Affiliate of Recordati. University of Pennsylvania Agreement; SCLA. University of Pennsylvania Agreement. The Parties acknowledge and agree that, if the licenses granted by Aegerion in Section 2.1 include sublicenses under the applicable license rights granted to Aegerion by the University of Pennsylvania under the University of Pennsylvania Agreement, Recordati shall be bound by, and shall comply with all applicable terms and conditions of the University of Pennsylvania Agreement, as a sublicensee of the rights licensed to Aegerion thereunder only to the extent applicable to the rights sublicensed to Recordati hereunder. Recordati shall not willfully or knowingly, to [***], cause Aegerion to breach the University of Pennsylvania Agreement; provided that compliance with the foregoing shall not 10 ACTIVE/99458941.1 be construed to require Recordati to expand its obligations under this Agreement. Aegerion acknowledges that it is responsible for the fulfillment of its obligations under the University of Pennsylvania Agreement and shall fulfill the same, including any provisions necessary to maintain in full force and effect any rights sublicensed to Recordati and its Affiliates and Sublicensees hereunder and the exclusive nature of such rights, subject to Recordati’s compliance with its obligations hereunder. Aegerion agrees to notify Recordati in writing as soon as reasonably possible by giving reasonable details if a dispute arises under the University of Pennsylvania Agreement that is relevant to the rights granted to Recordati under this Agreement and shall keep Recordati regularly updated with regard to the progress of any such dispute. Aegerion shall also supply copies of any notices or other information that it receives from the University of Pennsylvania under the University of Pennsylvania Agreement and that are relevant to the rights granted to Recordati under this Agreement. SCLA. [***]. [***]. [***]. Sublicensing. Recordati may sub-license the rights granted in Section 2.1 to: [***]; or [***]; [***], provided that any such sublicense shall be consistent with the terms and conditions of this Agreement. The grant of any sublicense pursuant to Section 2.3 shall not relieve Recordati of its obligations under this Agreement, except to the extent they are performed by the relevant Affiliate or Third Party. Recordati shall ensure that its Affiliates and Sublicensees comply with all applicable terms and conditions of this Agreement as if such person were a party to this Agreement, and Recordati shall be responsible for any failure of any such person to 11 ACTIVE/99458941.1 comply with such terms or conditions, with the further understanding that any action or omission by any such person that, if committed by Recordati would be a breach of this Agreement, shall be deemed a breach by Recordati of this Agreement for which Recordati is responsible. Reservation of Rights. Recordati acknowledges that Aegerion has reserved to itself the right to commercialize and otherwise exploit the Product in the Aegerion Territory. To the extent permitted by Applicable Law, neither Party shall, nor shall permit that any of its Affiliates shall, and each Party shall use reasonable efforts to ensure that its distributors and Sublicensees (or sublicensees, in the case of Aegerion) shall not, distribute, market, promote, offer for sale or sell Products actively or passively to any person in or for the Aegerion Territory, in the case of Recordati, or in or for the Territory, in the case of Aegerion. To the extent permitted by Applicable Law, each Party shall use its reasonable efforts to: (a) include a similar provision in any new contracts that it enters with distributors, wholesalers or sub-contractors following the Effective Date; and (b) amend any continuing or renewed contracts with existing distributors, wholesalers or subcontractors to include a similar provision when such contracts first come up for renewal following the Effective Date. In addition, Aegerion reserves for itself the right to Manufacture or have Manufactured the Product in or for the Territory for the purposes of supplying Product to Recordati under the Supply Agreement, or for the purposes of supplying product for sale in or for the Aegerion Territory. In addition Aegerion shall have the right to carry out, or have carried out, Development activities relating to the Product (for example clinical trials) in the Territory for the Aegerion Territory; provided, however, that Aegerion shall (i) promptly inform Recordati about such Development activities in the JSC, and (ii) perform such activities in a manner that does not impair Recordati’s rights under this Agreement. Restrictions. Recordati shall not, and shall cause that its Affiliates and its or their licensees, sublicensees or distributors shall not, do any act, or fail to do any act, in connection with the Product in the Territory that would reasonably be expected to: (i) cause the Product Marketing Authorization in the Territory, or an equivalent approval in the Aegerion Territory, to be withdrawn or suspended; or (ii) result in the Product having to be withdrawn from the Territory or the Aegerion Territory; or (iii) [***]. Aegerion shall not, and shall cause that its Affiliates and its or their licensees, sublicensees or distributors shall not, do any act, or fail to do any act, in connection with the Product in the Territory that would reasonably be expected to: (i) cause the Product Marketing Authorization in the Territory to be withdrawn or suspended; or (ii) result in the Product having to be withdrawn from the Territory; or (iii) [***]. Recordati shall not, and shall cause that its Affiliates and shall use its reasonable endeavours that its Sublicensees do not, engage in any Development activities with respect to the Product or the Product Marketing Authorization during the Term, and shall not grant or attempt to grant any Third Party any right or license, or any option or other right to acquire a right or license, to engage in any such activities during the Term. 12 ACTIVE/99458941.1

Recordati shall not, and shall cause that its Affiliates and shall use its reasonable endeavours that its Sublicensees do not, Develop or Commercialize a Competitive Product in or for the Territory during the Term. Right of First Negotiation for New Indications. [***]. TRANSFER OF MARKETING AUTHORIZATION, CONTRACTS, DOCUMENTS In furtherance of the rights and license granted by Aegerion to Recordati under this Agreement, (a) Aegerion shall: (i) [***], initiate the transfer to Recordati or its Affiliate (as Recordati may designate) of the Marketing Authorization and the Orphan Drug Designation identified on Schedule 1 in accordance with Applicable Law and approval of each applicable Regulatory Authority; (ii) [***], furnish to Recordati and/or its Affiliate (as Recordati may designate) a copy of all Regulatory Information and Product Records (with originals of documents which are required from a regulatory perspective, and of any other documents that are mutually agreed by the Parties to be furnished to Recordati, to be provided to Recordati after Completion Date), and, pursuant to the terms of the Transition Services Agreement, reasonable assistance necessary for the transfer of the Marketing Authorization and Orphan Drug Designation; (iii) promptly after the Effective Date, transfer the Licensed Know-How pursuant to the terms of the Transition Services Agreement; and (iv) assign to Recordati or its Affiliate (as Recordati may designate) all of Aegerion’s rights under the Assigned Contracts pursuant to the Transitional Services Agreement; and (b) Recordati shall assume, discharge, and perform all liabilities and obligations under the Product Marketing Authorization for the Product in the Territory and under the Assigned Contracts that arise from circumstances having their origin after the effective date of such transfer and assignment. TRANSITION SERVICES In furtherance of the rights and license granted by Aegerion to Recordati under this Agreement, Aegerion shall provide any and all transition services to Recordati pursuant to the Transitional Services Agreement as reasonably necessary for Recordati to enjoy the economic benefit of the Commercialization of the Product in the Territory following the Effective Date and prior to the Completion Date. PAYMENT Upfront Payment. Upon the Effective Date, Recordati shall pay to Aegerion a one-time, non-refundable, non-creditable payment of Twenty-Five Million Dollars ($25,000,000). Payment for Transfer of Product Marketing Authorization. No later than forty- five (45) days after the Completion Date, Recordati shall pay to Aegerion a one-time, non- refundable, non-creditable payment of Five Million Dollars ($5,000,000). Royalty Payments. Recordati shall make non-refundable, non-creditable royalty payments to Aegerion based on Net Sales of the Product in the Field in the Territory by Recordati and its Affiliates and Sublicensees during the Term at a rate of twenty two and a half 13 ACTIVE/99458941.1 percent (22.5%) of Net Sales (“Royalty Payments”). Recordati shall pay Aegerion any royalties due under this Section 5.3 within [***] days of the end of each Calendar Quarter in respect of Net Sales made in that Calendar Quarter. Sublicense Income. Recordati shall make non-refundable, non-creditable payments to Aegerion at a rate of twenty percent (20.0%) of Sublicense Revenues (“Sublicense Payments”). Recordati shall pay Aegerion any Sublicense Payments due under this Section 5.4 within [***] days of the end of each Calendar Quarter in respect of Sublicense Revenues made in that Calendar Quarter. For clarity, the Sublicense Payments shall exclude royalties on Net Sales, which are payable by Recordati to Aegerion pursuant to Section 5.3. Milestone Payments. Milestones. Recordati shall make one-time, non-refundable, non- creditable milestone payments to Aegerion (each a “Milestone Payment”) on the first instance on which cumulative Net Sales during the Term by Recordati and its Affiliates and Sublicensees of the Product in the Territory first reach the Dollar threshold values indicated below (each, a “Milestone Event”): Milestone Event Milestone Payment Cumulative Net Sales of Product in the Territory during the $12,500,000 Term first equaling or exceeding $70,000,000 Cumulative Net Sales of Product in the Territory during the $12,500,000 Term first equaling or exceeding $140,000,000 Cumulative Net Sales of Products in the Territory during the $12,500,000 Term first equaling or exceeding $210,000,000 Cumulative Net Sales of Product in the Territory during the $12,500,000 Term first equaling or exceeding $280,000,000 Cumulative Net Sales of Product in the Territory during the $5,000,000 Term first equaling or exceeding $350,000,000 Cumulative Net Sales of Product in the Territory during the $5,000,000 Term first equaling or exceeding $420,000,000 Cumulative Net Sales of Product in the Territory during the $5,000,000 Term first equaling or exceeding $490,000,000 Cumulative Net Sales of Product in the Territory during the $5,000,000 Term first equaling or exceeding $560,000,000 Cumulative Net Sales of Product in the Territory during the $5,000,000 Term first equaling or exceeding $630,000,000 Cumulative Net Sales of Product in the Territory during the $5,000,000 Term first equaling or exceeding $700,000,000 For clarity, the Milestone Payments shall each be paid only once, such that the maximum total amount potentially payable by Recordati to Aegerion under this Section 5.5(a) is Eighty Million Dollars ($80,000,000) (it being understood that the Milestone Payments shall be additive, such that, if more than one Milestone Event set forth in the table above is achieved in the same Calendar Quarter and no such Milestone Events have been achieved in any prior Calendar Quarter, Recordati shall pay to Aegerion the total amount of the Milestone Payments for such achieved Milestone Events in a single payment (instead of separate payments for each 14 ACTIVE/99458941.1 of the achieved Milestone Events) to be made in accordance with Section 5.5(b) (e.g., if in one Calendar Quarter, the first four (4) Milestone Events are achieved and no such Milestone Events has been achieved in any prior Calendar Quarter, then Recordati would pay Aegerion [***] in one single payment in accordance with Section 5.5(b)). Payment Terms for Milestone Payments. Recordati shall notify Aegerion within [***] days of the first achievement of any Milestone Event and shall pay to Aegerion the amount of the applicable Milestone Payment no later than [***] days after the end of the Calendar Quarter in which such Milestone Event was first achieved. Records. Recordati shall keep, and shall procure that its Affiliates keep, proper records and books of account showing Net Sales for the purpose of calculating the royalties and milestone payments for the Product in the Territory as provided in the Agreement. Aegerion shall be entitled, at its own expense, on [***] days’ prior written notice to Recordati to appoint an independent accounting firm selected by Aegerion and reasonably acceptable to Recordati to inspect and audit such records and books, in all cases during normal business hours. Any auditor shall first enter into a confidentiality agreement with Recordati agreeing to keep such records and books confidential. There shall be no more than one (1) such audit in any Calendar Year or with respect to any reporting period. [***]. Mode and Payment and Interest. All payments under this Agreement shall be made by deposit of US Dollars in the requisite amount in the account (in the USA) designated by Aegerion. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than US Dollars), any amounts expressed in a currency other than US Dollars (where the relevant threshold or amount is expressed in US Dollars) shall be converted into [***]. If Recordati fails to make any Royalty Payment, Milestone Payment, or Sublicense Payment due under this Agreement by the due date for payment, interest shall accrue on that amount for the period beginning on the due date for payment and ending on the date of actual payment (both before and after judgment) at the [***] plus the then-applicable [***]. Interest shall be calculated on the basis of a year of 365 days and for the actual number of days elapsed, shall accrue from day to day, and shall be compounded quarterly. Recordati shall have no right to offset, set off or deduct any amounts from or against the amounts due to Aegerion hereunder. Taxes. The payments payable by Recordati to Aegerion under this Agreement shall be paid free and clear of any and all taxes (which, for clarity, shall be the responsibility of Recordati), except for any withholding taxes required by Applicable Law. Recordati shall 15 ACTIVE/99458941.1 deduct or withhold from the Royalty Payments, Milestone Payments, and Sublicense Payments any taxes that is required by Applicable Law to deduct or withhold, provided that Recordati shall provide Aegerion with written notice promptly upon learning of such withholding obligation. Notwithstanding the foregoing, if Aegerion is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it shall deliver to Recordati or the appropriate governmental authority (with the assistance of Recordati to the extent that this is reasonably required and is requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Recordati of its obligation to withhold such tax and Recordati shall apply the reduced rate of withholding or dispense with withholding, as the case may be; provided, that Recordati has received evidence of Aegerion’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [***] days prior to the time that the relevant Royalty Payments, Milestone Payments and Sublicense Payments are due. If, in accordance with the foregoing, Recordati withholds any amount, it shall pay to Aegerion the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to Aegerion proof of such payment within [***] days following such payment. Notwithstanding anything contained in Section 5.8(a), this Section 5.8(b) shall apply with respect to Indirect Taxes. All payments due under this Agreement are exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of any payments, including under the reverse charge procedure as a result of the transfer of any right or asset under this Agreement, Recordati shall be responsible for and shall pay all such Indirect Taxes at the applicable rate in respect of any such payments or transfer. For purposes of this Section 5.8, each Party undertakes to provide the other Party with any Form 6166 (Certification of U.S. Tax Residency issued by the U.S. Treasury Department) as promptly as practically possible after such Form 6166 is issued by a competent Governmental Authority. JOINT STEERING COMMITTEE AND ONGOING CO-OPERATION Promptly following the Effective Date (but in no event later than [***] days thereafter) the Parties shall establish a committee to manage the overall relationship between the Parties pursuant to the terms of this Agreement and to facilitate the exchange of information regarding regulatory, medical, pharmacovigilance and commercial matters related to the Product in the Territory (“Joint Steering Committee” or “JSC”). In addition to its overall responsibilities described in Section 6.1, the JSC shall, among other things: [***]; [***]; [***]; and [***]. 16 ACTIVE/99458941.1

Each Party shall each designate an equal number (up to a maximum of [***] representatives of each Party) of representatives who are employees of such Party, or of an Affiliate of such Party, with appropriate expertise and seniority to serve as members of the JSC and to make the decisions delegated to the JSC. Each Party may replace its JSC representatives at any time upon written notice to the other Party, provided that the Parties shall use reasonable endeavors to keep such replacements to a minimum. The JSC shall have a chairperson selected from one of the members of the JSC. The chairperson of the JSC shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting of the JSC, and preparing and issuing minutes of each meeting within [***] days thereafter; provided, however, that a JSC chairperson shall call a meeting of the JSC promptly upon the written request of a representative of the other Party on the JSC to convene such a meeting. Such minutes shall not be finalized until a representative of the other Party on the JSC has reviewed and confirmed the accuracy of such minutes in writing. The JSC shall hold meetings at such times as it elects to do so; provided, however, that the JSC shall hold meetings no less frequently than once every Calendar Quarter. Meetings of the JSC may be held by means of telecommunication (e.g., telephone, video, or web conferences). Other employees of each Party, or of any of its respective Affiliates involved in the Commercialization of the Product, may attend meetings of the JSC as non-voting participants, and, with the consent of each Party, consultants, representatives, or advisors involved in the Commercialization of the Product may attend meetings of the JSC as non-voting observers; provided, however, that such Third Party representatives are under obligations of confidentiality and non-use applicable to the Confidential Information of each Party and that are at least as stringent as those set forth in Section 15 of this Agreement. Each Party shall be responsible for all of its own expenses of participating in the JSC. Each Party shall disclose to the other Party the proposed agenda items along with appropriate information at least [***] Business Days in advance of each meeting of the JSC; provided, however, that under exigent circumstances requiring JSC input, a Party may provide its agenda items to the other Party within a lesser period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as such other Party consents to such later addition of such agenda items or the absence of a specific agenda for such JSC meeting. The JSC shall decide with the unanimous votes of its members. If the JSC is unable to reach consensus regarding a matter within [***] Business Days after commencement of good faith negotiations, the issue shall be escalated to the applicable Executive Officers pursuant to Section 32.2 hereof; [***]. REGULATORY Subject to the terms and conditions in this Agreement, Recordati or its Affiliate shall be entitled in its sole discretion to discuss and agree with Governmental Authorities in the Territory all decisions usually taken by a Marketing Authorization Holder, [***]. Recordati shall inform Aegerion as soon as reasonably practicable once a List Price has been agreed with the applicable Governmental Authority in the Territory. 17 ACTIVE/99458941.1

The following provisions shall apply to the Product Marketing Authorization: subject to Section 7.2(j), with effect from the Effective Date, Recordati shall bear any filing or maintenance fees required to be paid to the issuer of the Product Marketing Authorization, and following the Completion Date shall maintain in force the Product Marketing Authorization and the Orphan Drug Designation; Recordati shall be responsible, at its own expense, for preparing all translations from Japanese to English, or from English to Japanese (if not already available to Aegerion), for all submissions, applications, filings and correspondence in connection with the transfer and maintenance of the Product Marketing Authorization and Orphan Drug Designation; each Party shall promptly provide the other Party with copies of any material correspondence that could have implications for the safety of the Product, or which could otherwise impact on any Marketing Authorization for the Product received by such Party or any of its Affiliates from any Governmental Authorities relating to the Product. To the extent not prohibited by such applicable Regulatory Authority or Applicable Law and reasonably practicable, Aegerion and Recordati shall use reasonable endeavours to discuss said material correspondence from a Regulatory Authority that is reasonably expected to have a material impact on the Product core safety information, labeling, drug substance or drug product manufacturing, or quality control, or that otherwise requires a change control assessment, reasonably in advance of any deadline to submit such response, and Recordati or Aegerion shall reasonably cooperate with the other Party in responding or taking steps relating thereto; Recordati and Aegerion shall not amend, supplement, replace, cancel, withdraw, or surrender the Product Marketing Authorization, or take any step in relation thereto; subject to the other provisions of this Article 7, as between the Parties, [***]; any Line Extension available to Aegerion, or planned by Aegerion to be exploited in the Territory, shall be promptly communicated to Recordati. [***]; the post-marketing commitments in existence as of the Effective Date and listed in Schedule 5 shall be carried out [***]. [***]; and Recordati and Aegerion shall ensure that all activities carried out by or on behalf of Recordati or Aegerion, its Affiliates or its sublicensees in relation to the Product Marketing Authorization or the Product in the Territory are carried out in accordance with Applicable Law and any risk management plan or similar requirements of any Regulatory Authority. Recordati hereby grants Aegerion and its Affiliates a [***]. Aegerion or its Affiliates shall provide to Recordati during the Term of this Agreement any data (including, for clarity, pharmacovigilance data, PMS study data and quality data) that Aegerion or its Affiliates Controls that relate to the Product and that Recordati may 18 ACTIVE/99458941.1 reasonably request or that is required by Recordati to comply with its regulatory obligations relating to the Product in the Territory. COMMERCIALIZATION IN THE TERRITORY Except to the extent otherwise provided in any Transaction Document, from and after the Effective Date, Recordati or its Affiliate shall, at its own cost and expense, be solely responsible for: (a) the Commercialization of the Product in and for the Territory and shall independently determine and set the selling prices for the Product in the Territory, including the selling price, volume discounts, rebates, and similar matters; (b) all marketing, advertising and promotional materials related to the Product in the Territory; and (c) receiving and processing all orders, undertaking all invoicing, collection and receivables, booking sales, and providing all customer service related to the sale of the Product in the Territory (including handling all returns or recalls of the Product in the Territory). Recordati shall ensure that all of the foregoing activities are carried out in accordance with the Product Marketing Authorization and Applicable Law. For clarity, and without limiting or derogating from the terms of the Transitional Services Agreement, Aegerion shall be responsible for handling, and bearing all costs relating to, all returns or recalls of the Product Manufactured before the Effective Date and sold by or on behalf of Aegerion in the Territory before or after the Effective Date. Recordati shall keep all discounts, rebates and other non-public pricing information for the Product in the Territory confidential. Commercialization Plan. Recordati shall within [***] days of the Effective Date submit to Aegerion a detailed business and commercialization plan for the Product in the Territory (“Commercialization Plan”) for Calendar Year 2019. Following the initial Commercialization Plan, Recordati shall provide an updated Commercialization plan to the JSC by [***] of each Calendar Year, which plan will cover immediately subsequent calendar year. Recordati shall in good faith reasonably consider the JSC’s comments and notes with respect to each such updated Commercialization plan. Diligence. During the Term of this Agreement Recordati shall use [***] to Commercialize the Product in the Territory, taking into account the annual Commercialization Plan. RECORDS Prior to delivery of the Product Records and the Regulatory Information to Recordati or to its Affiliate, as Recordati will instruct at its own discretion, Aegerion shall be entitled to take and retain a copy of them and at any time to use those copies for the following purposes: defending any claim against Aegerion or any other member of Aegerion’s Group arising out of or relating to the Product, its supply or any other actions taken by Aegerion or Aegerion’s Group prior to the Effective Date in connection with the Product; responding to any enquiries or audits carried out by or on behalf of any Regulatory Authority; and 19 ACTIVE/99458941.1 fulfilling its obligations under any Transaction Document. If Aegerion requires access to the original copies of the Product Records or the Regulatory Information transferred to Recordati or its Affiliate, Recordati shall provide copies of or access to the same to Aegerion promptly upon request. MUTUAL REPRESENTATIONS AND WARRANTIES Each Party hereby represents and warrants to the other Party that, as of the Effective Date: such Party is validly existing and is a company duly incorporated, registered, and in good standing under the laws of the jurisdiction of its incorporation; such Party has the legal right, power and authority and all necessary consents and authorizations to enter into and perform its obligations pursuant to this Agreement; this Agreement constitutes, or will when executed constitute, legal, valid and binding obligations on such Party and will be enforceable against such Party in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity; the entry into and performance of its obligations under this Agreement by such Party shall not (i) conflict with or breach any material agreement, instrument, or understanding, oral or written to which it is a party or by which it is bound, (ii) violate any provision of its constitutional documents, nor (iii) violate any Applicable Law; such Party or its Affiliate is entering into each Transaction Document to which it is a party on its own behalf and not on behalf of any Third Party; such Party has not granted, and shall not grant, during the Term, any right to any Third Party that would conflict with the rights granted or to be granted to the other Party under this Agreement; all consents, approvals, and authorizations from all Governmental Authorities and other third parties required to be obtained by such Party in connection with the execution and delivery of this Agreement, with the exception of those set forth on Schedule 7 attached hereto, have been obtained; there is no claim, action, proceeding or suit by or before any Governmental Authority or pending or, to such Party’s knowledge, threatened, which in any such case would or would reasonably be expected to impair or delay such Party or its Affiliate’s ability to perform its obligations under any Transaction Document and to consummate the transactions contemplated thereby; and neither such Party, nor any of its Affiliates, directors, officers, employees or representatives, is a crime syndicate, member of a crime syndicate, crime syndicate-related companies or association, corporate racketeer or any other antisocial force (each an “Antisocial 20 ACTIVE/99458941.1

Force”), and neither it, its parent company, nor any of its Affiliates, directors, officers, employees or representatives is, nor shall be, involved in any actions or activities using, or jointly associated with, any party that is an Antisocial Force. ADDITIONAL REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE PARTIES Aegerion hereby represents and warrants the following to Recordati as of the Effective Date. The Contracts listed in Schedule XI are all contracts relating to the Product in the Territory entered into by or on behalf of Aegerion or its Affiliates. Each such Contract and the SCLA is in effect and is valid and binding on Aegerion (or its Affiliate, as applicable), enforceable in accordance with its terms, and neither Aegerion nor any of its Affiliates, nor to the knowledge of Aegerion, any other party thereto, is in material breach of, or material default under, any such Contract or the SCLA. No event has occurred that, with the giving of notice or lapse of time or both, would constitute a material breach or material default by Aegerion or any of its Affiliates under any such Contract or the SCLA. Aegerion shall comply with its obligations under each such Contract and the SCLA and shall not amend, modify, waive, or terminate, any of its rights under any such Contract, including the University of Pennsylvania Agreement, or the SCLA, in a manner that would have an adverse effect on the obligations or interests of Recordati hereunder without the prior written consent of Recordati. Schedule 3 lists all Licensed Patents that (i) are Controlled by Aegerion or its Affiliates and (ii) claim or cover the Product in the Territory. Schedule 4 lists all the Product Trademarks relating to the Product in the Territory that are Controlled by Aegerion or its Affiliates. [***]. [***]. The Orphan Drug Designation and the Product Marketing Authorizations have been validly obtained for the Territory and are currently in force without any limitations (with the sole exception of the Post-marketing commitments listed in Schedule 5). The Product Marketing Authorizations and related regulatory dossiers for the Product in the Territory are updated. [***]. [***]. Aegerion or its Affiliates have the authority to grant the licenses and sublicenses under Section 2.1 and Section 2.3 of this Agreement, and the right to use and disclose and to enable Recordati to use and disclose the Licensed Know-How in accordance with the terms and conditions of this Agreement to the extent that Recordati is granted the right to use and disclose such Licensed Know-How. [***]. [***]. 21 ACTIVE/99458941.1

Neither Aegerion nor any of its Affiliates has made a claim against any Third Party alleging that such Third Party is infringing the Licensed Patents or the Product Trademarks in the Territory and, to Aegerion’s knowledge, no basis for such a claim exists. All fees that are required to be paid as of the Effective Date in order to maintain the Licensed Patents, the Product Trademarks, the Orphan Drug Designation and the Product Marketing Authorizations in force for the Product in the Territory have been paid on or before their due date. Aegerion and its Affiliates, sublicensees, and subcontractors have conducted Development, Manufacturing and Commercialization activities with respect to the Product in the Territory in compliance with Applicable Law. Recordati undertakes to Aegerion that it shall not and shall procure that no other member of Recordati’s Group shall hold out or represent the Product as having any continuing association with Aegerion or Aegerion’s Group except as expressly allowed or provided for by the Transaction Documents. [***]. SAFETY AND ADVERSE EVENT REPORTING The Parties (and/or their respective Affiliates) shall enter into a pharmacovigilance agreement relating to the Product (“PV Agreement”) promptly following the Effective Date, which agreement shall govern matters relating to the exchange of information relating to the safety of the Product, on terms no less stringent than those required by applicable ICH guidelines. The Parties (and/or their respective Affiliates) shall exchange safety data relating to the Product pursuant to the PV Agreement to ensure that they can comply with their obligations to Regulatory Authorities under Applicable Law in their respective territories. At its own cost, Aegerion shall maintain the global pharmacovigilance safety database for the Product and shall continue to generate annual reports (e.g., PSURs or PBRERs) for submission to Regulatory Authorities. Recordati (or its Affiliate) shall be responsible at its cost for collating and preparing all pharmacovigilance safety data reports including annual reports and for complying with the applicable risk management plan as required by any Regulatory Authority or Applicable Law in relation to the Product in the Territory. Aegerion shall have the right to audit Recordati’s pharmacovigilance operations, at Aegerion’s cost, to ensure compliance with applicable quality standards in the Territory, and shall cooperate with Aegerion with respect to safety signal detection and risk mitigation activities, all as further specified in the PV Agreement. The Parties intend to utilize the services of a contract safety organization (“CSO”) for the purposes of providing pharmacovigilance services. Recordati shall consider retaining the services of the same CSO as that utilized by Aegerion and, if so retained following the Completion date, shall pay the costs of such CSO attributable to the safety data and risk mitigation activities relating to the Product arising in the Territory. Alternatively, Recordati may elect to contract with a separate independent CSO to carry out its pharmacovigilance activities with regard to the Product in the Territory and shall be responsible for all associated costs. SUPPLY AGREEMENT; QUALITY TECHNICAL AGREEMENT 22 ACTIVE/99458941.1

Aegerion shall supply Recordati (or its Affiliates) with full batches of Brite Stock of the Product for the Territory in accordance with the terms and conditions set forth in the Supply Agreement entered into by and between Aegerion and Recordati as of the Effective Date. [***]. Aegerion undertakes to supply the Brite Stock during the term of the Supply Agreement in accordance with its terms. Following the Effective Date, and at least prior to the receipt of the release of the first batch of saleable Product, Aegerion and Recordati or their Affiliates shall establish a Quality Technical Agreement to outline to required samples, audits, notifications and exchange of information to facilitate batch release and maintain compliance. The Quality Technical Agreement shall define a Joint Quality Committee to address significant deviations, OOS results and potential recalls of Product in the Territory. MUTUAL INDEMNITIES; LIMITATION OF LIABILITY Recordati agrees to defend, indemnify and hold harmless Aegerion and its Affiliates, and each of their respective directors, officers, employees, agents and representatives (each an “Aegerion Indemnitee”) from and against any and all Liabilities incurred in connection with Third Party claims to which any Aegerion Indemnitee may become subject to the extent such Liabilities arise directly or indirectly out of [***]. [***]. In the event of any such claim against any Aegerion Indemnitee or Recordati Indemnitee (individually, an “Indemnitee”), the indemnified Party shall promptly notify the other Party in writing of the claim and the indemnifying Party shall manage and control, at its sole expense, the defense of the claim and its settlement. The Indemnitee shall cooperate with the indemnifying Party and may, at its option and expense, be represented in any such action or proceeding. Subject to the Indemnifying Party’s performance of its obligations under this Section 14, the indemnifying Party shall not be liable for any settlements, litigation costs or expenses incurred by any Indemnitee without the indemnifying Party’s written authorization. Notwithstanding the foregoing, if the indemnifying Party believes that any of the exceptions to its obligation of indemnification of the Indemnitees set forth in this Section 14 may apply, the indemnifying Party shall promptly notify the Indemnitees, which shall then have the right to be represented in any such action or proceeding by separate counsel at their expense, provided, however, that the indemnifying Party shall be responsible for payment of such expenses if the Indemnitees are ultimately determined to be entitled to indemnification from the indemnifying Party for the matters to which the indemnifying Party notified the Indemnitees that such exception(s) may apply. NEITHER PARTY WILL BE LIABLE UNDER THIS AGREEMENT (WHETHER IN AN ACTION IN NEGLIGENCE, CONTRACT OR TORT BASED ON A WARRANTY OR OTHERWISE) FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES [***]. NOTHING IN THIS SECTION 14.4 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER SECTION 14.1 OR 14.2. 23 ACTIVE/99458941.1

CONFIDENTIALITY As used in this Agreement, the term “Confidential Information” means all secret, confidential or proprietary information or data, whether provided in written, oral, graphic, video, computer, electronic or other form, provided pursuant to this Agreement by one Party (or its Affiliates) (the “Disclosing Party”) to the other Party (or its Affiliates) (the “Receiving Party”), including information relating to the Disclosing Party’s existing or proposed research, development efforts, Know-How, development data, published and unpublished patent applications, business or products, and any other materials that have not been made available by the Disclosing Party to the general public. Without limitation to the foregoing, the Licensed Know-How shall be deemed to be the Confidential Information of Aegerion. Notwithstanding the foregoing sentence, Confidential Information shall not include any information or materials that: were already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party, to the extent such Receiving Party has documentary evidence to that effect; were available to the public or otherwise part of the public domain at the time of disclosure thereof to the Receiving Party; became generally available to one or more Third Parties, or otherwise part of the public domain other than through any act or omission of a Party in breach of such Party’s confidentiality obligations under this Agreement; were disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or were independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party. Each of Aegerion and Recordati shall keep all Confidential Information received from the other Party with the same degree of care it maintains the confidentiality of its own Confidential Information, but in no event less than a reasonable degree of care. Neither Party shall use such Confidential Information for any purpose other than in performance of or exercise of its rights under this Agreement or the Transaction Documents, nor disclose the same to any other Person other than to such of its and its Affiliates or sub-licensees, directors, officers, managers, employees, independent contractors, agents or consultants who have a need to know such Confidential Information to implement the terms of this Agreement or the Transaction Documents, or to exercise or enforce its rights under this Agreement or the Transaction Documents; provided, however, that a Receiving Party shall advise any of its and its Affiliates’, sub-licensees, directors, officers, managers, employees, independent contractors, agents or consultants who receive such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto, and the Receiving Party shall ensure (including, in the case of a Third Party, by means of a written agreement with such Third Party having terms at least as protective as those contained in this Article 15) that all such directors, 24 ACTIVE/99458941.1 officers, managers, employees, independent contractors, agents or consultants comply with such obligations as if they had been a party hereto. Upon termination of this Agreement, the Receiving Party shall return or destroy all documents, tapes or other media containing Confidential Information of the Disclosing Party that remain in the possession of the Receiving Party or its directors, managers, officers, employees, independent contractors, agents or consultants, except that the Receiving Party may keep one copy of the Confidential Information in the legal department files of the Receiving Party, solely for archival purposes. Such archival copy shall be deemed to be the property of the Disclosing Party, and shall continue to be subject to the provisions of this Article 15. It is understood that receipt of Confidential Information under this Agreement shall not limit the Receiving Party from assigning its employees to any particular job or task in any way it may choose, subject to the terms and conditions of this Agreement. Notwithstanding Section 15.2, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary to: (a) obtain regulatory approval of a Product to the extent such disclosure is made to a Regulatory Authority; (b) comply with or enforce or exercise any rights under any of the provisions of this Agreement; or (c) comply with Applicable Laws and any regulations regarding a filing with the Securities and Exchange Commission or other listing or financial authority; or (d) comply with the financial reporting requirements for the applicable Accounting Standards. If a Party deems it necessary to disclose Confidential Information of the other Party pursuant to this Section 15.3, such Party shall, if reasonably possible, give reasonable advance notice of such disclosure to the other Party to permit such other Party sufficient opportunity to object to such disclosure or to take measures to ensure confidential treatment of such information. Aegerion agrees that it shall ensure that Aegerion shall not, and shall ensure that its Affiliates shall not, make public any of the Licensed Know-How that is material to the Product in the Territory without first obtaining the consent of Recordati. The Receiving Party shall notify the Disclosing Party promptly upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information, and shall cooperate with the Disclosing Party in any reasonably requested fashion to assist the Disclosing Party to regain possession of such Confidential Information and to prevent its further unauthorized use or disclosure. Notwithstanding anything to the contrary in this Article 15, the Parties agree that the public announcement of the execution of this Agreement shall be in the form of a press release agreed between the Parties prior to the Effective Date. Recordati’s press release is attached hereto as Schedule 6-1 and Aegerion’s press release is attached hereto as Schedule 6-2. Any other publication, news release or other public announcement relating to this Agreement or to the performance hereunder shall first be reviewed and approved by both Parties; provided, however, that any disclosure which is required by Applicable Law or which is permitted pursuant to Section 15.3 may be made without the prior consent of the other Party. To the extent practicable, the Disclosing Party shall be given at least [***] Business Days’ advance notice of any such legally required disclosure, and the other Party shall provide any comments on the proposed disclosure during such period, provided, however, that no such consent shall be required for any disclosures that are substantially similar to any previously approved disclosure. 25 ACTIVE/99458941.1

After release of a press release, each Party may disclose to Third Parties the information contained in such press release without the need for further approval by the other. To the extent that either Party determines that it or the other Party is required to file or register this Agreement, or a notification thereof, to comply with the requirements of an applicable stock exchange regulation or any Governmental Authority, including without limitation the U.S. Securities and Exchange Commission, the Competition Directorate of the Commission of the European Communities, or the U.S. Federal Trade Commission, such Party shall promptly inform the other Party thereof. Prior to making any such filing, registration, or notification, the Parties shall agree on the provisions of this Agreement for which the Parties shall seek confidential treatment, it being understood that if one Party determines to seek confidential treatment for a provision for which the other Party does not, then the Parties shall use reasonable efforts in connection with such filing to seek the confidential treatment of any such provision. The Parties shall cooperate, each at its own expense, in such filing, registration, or notification, including such confidential treatment request, and shall execute all documents reasonably required in connection therewith. Neither Party shall use the name of the other Party in relation to this transaction in any public announcement, press release, or other public document, without the written consent of such other Party, which consent shall not be unreasonably withheld, delayed, or denied; provided, however, that: (a) either Party may use the name of the other Party in any document filed with any regulatory agency or authority, including the Food and Drug Administration, the PMDA, the MHLW, and the Securities and Exchange Commission; (b) Recordati may identify Aegerion as the holder of the Marketing Authorization for the Product in the Aegerion Territory in connection with the Commercialization of the Product in the Territory; and (c) Aegerion may identify Recordati as the holder of the Product Marketing Authorization in the Territory in connection with the Commercialization of Products in the Aegerion Territory. The terms of this Agreement shall be Confidential Information of each Party and, as such, shall be subject to the provisions of this Article 15 provided that [***]. Aegerion shall be entitled to provide a copy of this Agreement to University of Pennsylvania. The obligations and prohibitions contained in this Article 15 shall survive the expiration or termination of this Agreement. The Parties agree to submit any publications that a Party or its Affiliate is proposing to make relating to the Product to the JSC for review in advance of publication, allowing the JSC a reasonable time to review and comment on such draft publications. Each Party agrees to give reasonable consideration to any comments of the other received via the JSC process but, for clarity, the JSC shall not have a right of approval over any publications under this Section 15.11. Neither Party shall include the Confidential Information of the other Party in a publication unless that other Party has given its prior written consent. INTELLECTUAL PROPERTY Ownership. 26 ACTIVE/99458941.1

All determinations of inventorship under this Agreement shall be made in accordance with the applicable patent law. Background IP. As between the Parties, and subject to the licenses granted under this Agreement, each Party shall own and retain all rights, title, and interests in and to all Patents, Know-How, and other intellectual property rights that: (i) such Party owns or otherwise Controls as of the Effective Date; or (ii) such Party develops or otherwise acquires after the Effective Date outside the performance of the activities under this Agreement. Without limiting the foregoing, as between the Parties, Aegerion shall solely and exclusively own and retain all right, title and interest in and to all Licensed Patents, Licensed Know-How and Product Trademarks. Arising IP. As between the Parties, [***]. Prosecution and Maintenance of Licensed Patents. As between the Parties, Aegerion shall be responsible for the Prosecution and Maintenance of the Licensed Patents and for all Patent Costs associated with such Prosecution and Maintenance of the Licensed Patents in the Territory. Aegerion shall keep Recordati informed of the status of each Licensed Patent relating to the Product and shall give reasonable consideration to any suggestions or recommendations of Recordati concerning the Prosecution and Maintenance thereof. Before taking any steps regarding the Prosecution and Maintenance of any Licensed Patent, Aegerion shall allow Recordati to comment on the action proposed to be taken and Aegerion shall take into account any reasonable comments and suggestions made by Recordati. If, during the Term, Aegerion intends to allow any of the Licensed Patents in the Territory to expire or otherwise be abandoned, Aegerion shall notify Recordati of such intention at least [***] days prior to the date upon which such Licensed Patent shall expire or be abandoned, and Recordati shall thereupon have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof. Any such Licensed Patent shall, at Recordati’s request, be assigned to Recordati, or at its direction one of Recordati’s Affiliates, for no additional consideration. Litigation. In the event of any Third Party claim that the Commercialization of the Product in the Territory infringes any Third Party rights, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action. Unless the Parties otherwise agree in writing, each Party shall have the right to defend itself against a suit that names it as a defendant; provided, however, that, unless prohibited by Applicable Law, [***]. In the event that either Party believes that any Licensed Patent is being infringed by a Third Party, or is subject to a declaratory judgment action arising from such infringement, such Party shall promptly notify the other Party. In such event, Aegerion shall have the initial right (but not the obligation) to enforce such Licensed Patents with respect to 27 ACTIVE/99458941.1 such infringement, or to defend any declaratory judgment action with respect thereto at its own expense (an “Enforcement Action”). In the event that Aegerion fails to initiate an Enforcement Action under Section 16.3(b) to enforce such Licensed Patent against an infringement by a Third Party in the Territory, within [***] days (or sooner if required by Applicable Law to preserve any rights to defend the Enforcement Action) of a request by Recordati to initiate such Enforcement Action, and unless prohibited by Applicable Law, Recordati may initiate an Enforcement Action against such infringement at its own expense. In such case, Aegerion shall cooperate with Recordati in such Enforcement Action, [***]. The Party initiating or defending any such Enforcement Action shall keep the other Party reasonably informed of the progress of any such Enforcement Action, and such other Party shall have the right to participate with counsel of its own choice. [***]. The Party assuming the lead role in the Enforcement Action (“Controlling Party”) shall consult with the non-Controlling Party on all material aspects of the enforcement. The non-Controlling Party shall have a reasonable opportunity for meaningful participation in decision-making and formulation of strategy. The Parties shall reasonably cooperate with each other in all such actions or proceedings. Each Party agrees to be joined as a party plaintiff if necessary and shall provide all reasonable cooperation (including any necessary use of its name) required to prosecute such litigation provided that the Controlling Party shall indemnify the non- Controlling Party in relation to any costs awards made against it. The non-Controlling Party shall be entitled to be represented by an independent counsel of its own choice at its own expense. In the event that a judgment is entered against the Controlling Party and an appeal is available, the Controlling Party shall have the first right, but not the obligation, to file such appeal. In the event the Controlling Party does not desire to file such an appeal, it shall promptly, in a reasonable time period (i.e., with sufficient time for the non-Controlling Party to take whatever action may be necessary) prior to the date on which such right to appeal shall lapse or otherwise diminish, permit the non-Controlling Party to pursue such appeal at such non- Controlling Party’s own cost. If the law requires the Controlling Party’s involvement in such appeal, the Controlling Party shall be a nominal party of the appeal and shall provide reasonable cooperation with the other Party at the other Party’s expense. Trademarks. Each Party and its Affiliates shall retain all right, title and interest in and to its and their respective corporate names and logos. As between the Parties, Aegerion shall be responsible for maintaining the Product Trademarks in the Territory and for all costs associated with such maintenance of the Product Trademarks in the Territory. If during the Term, [***] Aegerion shall notify Recordati of such intention at least [***] days prior to the date [***]. Any such Product Trademark and the associated goodwill, shall, at Recordati’s request, be assigned to Recordati or at its discretion, one of Recordati’s Affiliates for no additional consideration. 28 ACTIVE/99458941.1

In the event that either Party becomes aware of any infringement of a Product Trademark by a Third Party in the Territory, such Party shall promptly notify the other Party. In such event of a Third Party infringement of a Product Trademark, Aegerion shall have the initial right (but not the obligation) to take legal action with respect to such infringement of such Product Trademark at its own expense (“Trademark Enforcement Action”). In the event that Aegerion fails to initiate a Trademark Enforcement Action to prevent infringement of such Product Trademark by a Third Party in the Territory, within [***] days of a request by Recordati to initiate such Trademark Enforcement Action, Recordati may initiate a Trademark Enforcement Action against such Third Party at its own expense. In each case, the other Party shall cooperate with such Party pursuing a Trademark Enforcement Action at such Party’s expense. The Party initiating or defending any such Trademark Enforcement Action shall keep the other Party reasonably informed of the progress of any such Trademark Enforcement Action, and such other Party shall have the right to participate with counsel of its own choice. Any recovery received as a result of any Trademark Enforcement Action shall be used first to reimburse the Parties for the costs and expenses (including attorneys’ and professional fees) incurred in connection with such Trademark Enforcement Action, and the remainder of the recovery shall be shared equally between the Parties. TERM AND TERMINATION The initial term of this Agreement shall commence as of the Effective Date and, unless sooner terminated as provided herein, shall continue in effect until the latest of (a) expiration of the last Valid Claim of a Licensed Patent covering the Product in the Territory; (b) expiration of data or regulatory exclusivity (the relevant Japanese regulatory re-examination period) in relation to the Product in the Territory; or (c) ten (10) years from the Completion Date (“Initial Term”). Thereafter, this Agreement shall automatically renew for an additional term of five (5) years in the event Recordati has not breached any of its material obligations of this Agreement (the “Additional Term”). Upon the expiration of the Additional Term, this Agreement shall automatically renew for additional terms of five (5) years each (each, a “Renewal Term,” and together with the Initial Term and the Additional Term, the “Term”), unless written notice of termination is given by either Party at least eighteen (18) months prior to the end of any Renewal Term. Termination for Material Breach. Either Party may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in the event that the other Party (the “Breaching Party”) shall have committed a Material Breach of this Agreement. The Breaching Party shall have [***] days ([***] days in the event of non-payment) after written notice thereof was provided to the Breaching Party by the non-breaching Party to remedy such Material Breach. Any such termination shall become effective at the end of such [***] day period ([***] day period for non-payment) unless the Breaching Party has cured any such breach or default prior to the expiration of such [***] day or [***] day period; provided, however, that if such Material Breach is capable of being cured but cannot be cured within such cure period and the Breaching Party initiates all reasonable actions to cure such Material Breach within such period and thereafter diligently pursues such actions, the Breaching Party shall have an additional [***] days (for a 29 ACTIVE/99458941.1 total of [***] days) to cure such Material Breach (except in the event of non-payment, in which such case no additional time period shall apply). If the Parties reasonably and in good faith disagree as to whether there has been a Material Breach or a cure thereof, the Party that disputes whether there has been a material breach or a cure may contest the allegation in accordance with Article 32. Notwithstanding anything to the contrary contained in Section 17.2, the [***] day cure period for any Material Breach that is the subject of a Dispute shall run from the date of the resolution of such Dispute pursuant to Article 32, and no termination pursuant to Section 17.2 shall become effective during such period. During the pendency of such Dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations under this Agreement. Termination for Bankruptcy. Right to Terminate. Subject to automatic stay and ipso facto provisions of sections 362, 365(e) and 541(c) of the U.S. Bankruptcy Code, a Party may terminate this Agreement in its entirety by providing written notice to the other Party on or after the time that such other Party makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy, consents to an order for relief in connection with an involuntary petition in bankruptcy filed against such Party (or an involuntary petition in bankruptcy filed against such Party remains un-dismissed or un-stayed for a period of more than [***] days), petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors, or becomes the subject of any proceeding or action of the type described above (each, an “Insolvency Event”). All rights and licenses (other than any rights in any trademarks) granted under or pursuant to this Agreement from Aegerion to Recordati with respect to the Licensed Patents and Licensed Know-How (but not Product Trademarks) are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any non-U.S. equivalent thereof, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. [***]. Effects of Termination for Aegerion’s Material Breach or Insolvency. [***]. Effects of Termination for Recordati’s Material Breach or Insolvency. Without limiting any other legal or equitable remedies that Aegerion may have, the following provisions shall apply on termination of this Agreement by Aegerion pursuant to Sections 17.2 (Material Breach) or 17.3 (Insolvency Event). In such case, Recordati shall promptly (and in each case within [***] days after receipt of Aegerion’s request or such longer period of time required by Applicable Law or by a Regulatory Authority): upon Aegerion’s request, [***]; [***]; and 30 ACTIVE/99458941.1

(c) [***].

17.6 Additional Effects of Expiration or Termination for any Reason. Without limiting Sections 17.4 or 17.5, if this Agreement is terminated for any reason or expires, then the provisions of this Section 17.6(a) shall apply.

(a) [***].

(b) [***].

(c) Expiration or termination of this Agreement for any reason shall be without prejudice to any rights that shall have accrued or are accruing to the benefit of a Party prior to the effective date of such expiration or termination. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. [***].

17.7 The following Articles and Sections, together with any definitions used or exhibits referenced therein, shall survive any expiration or termination of this Agreement: 5.6, 5.7, 5.8, 14, 15, 16.1, 17.4, 17.5, 17.6, this Section 17.7, 19, 20, 21, 23, 25, 28, 29, 30, 31, 32, 33 and 34.

18 ANTI-BRIBERY LAWS

18.1 Both Parties shall ensure that in connection with the Transaction Documents, they shall conduct their activities in a manner that is consistent with the Anti-Bribery Laws. Each Party further undertakes that none of its or its Affiliates' employees, directors or officers shall, directly or indirectly, engage in any activities that violate any Anti-Bribery Law (a) in order to influence official action of any Government Official, or (b) with the intention of or as a condition to inducing any person to carry out a duty or function improperly or to reach a favorable decision on an improper basis, in each case in connection with the activities contemplated under this Agreement and the other Transaction Documents.

18.2 Each Party shall promptly provide the other Party with written notice of (a) becoming aware of a material Anti-Bribery Law violation by it or any of its or its Affiliates' employees, directors or officers with respect to the subject matter of this Agreement and the other Transaction Documents, or (b) upon receiving a formal notification that it or any of its or its Affiliates' employees, directors or officers is the target of a formal investigation by any Governmental Authority for a material Anti-Bribery Law violation with respect to the subject matter of this Agreement and the other Transaction Documents. In addition, Recordati and its Affiliates shall take all necessary actions to complete the compliance activities set forth in the following table by the dates set forth next to each such activity in the table:

Compliance Activity	Deadline for Completion date	Documentation required
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

31

ACTIVE/99458941.1

[***] [***] [***] Recordati shall cooperate with Aegerion’s requests for meetings and documentation to assist Aegerion in determining the status of Recordati’s efforts to meet the compliance requirements set forth above, and shall permit Aegerion or its Affiliates to audit Recordati’s ongoing compliance with such requirements. Recordati shall certify in writing on an annual basis, in the first Calendar Quarter of each Calendar Year, that Recordati and its Affiliates have complied, and continue to comply, with all Applicable Laws and industry codes applicable to the performance of their obligations under this Agreement. INSURANCE Each Party shall, at its own expense, procure and maintain during the Term of this Agreement and for a period of [***] thereafter insurance policies entered into with a reputable insurance company and for the corresponding coverages which are commercially appropriate in relation to the obligations of each Party under this Agreement Each Party shall provide the other Party with written evidence of such insurance coverage upon request. Each Party shall provide the other Party with at least [***] Business Days’ written notice prior to any cancellation, non- renewal or material change in such insurance. ANNOUNCEMENTS AND CONFIDENTIALITY Except as expressly required by Applicable Law, all announcements and circulars by, for, or on behalf of, Aegerion and relating to this Agreement shall be in a form approved in writing by Recordati in advance of issue (which approval shall not be unreasonably withheld). Subject to Article 15, each Party shall keep and procure to be kept secret and confidential all Confidential Information belonging to the other Party disclosed or obtained as a result of the discussions and negotiations leading to the execution of, or the performance of, this Agreement, and shall neither use nor disclose any such Confidential Information except so far as may be required by Applicable Law and in such circumstances only after prior consultation with the other Party or with the prior written consent of that other Party (to that extent permissible by law). NOTICES All notices, delivery or other communication that are required or permitted hereunder shall be in writing, and sufficient if (a) delivered personally, (b) sent by nationally- recognized overnight courier (with delivery tracking provided, signature required and delivery prepaid) or (c) sent by registered or certified mail, postage prepaid, return receipt requested, in each case to the other Party addressed as follows: If to Aegerion, to: Aegerion Pharmaceuticals Inc. One Main Street Suite 800 Cambridge, MA 02142 Attention: President 32 ACTIVE/99458941.1

With a copy to (which Aegerion Pharmaceuticals Inc. shall not constitute One Main Street notice): Suite 800 Cambridge, MA 02142 Attention: Legal Department and Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 Attention: Robert M. Crawford Email: RCrawford@goodwinlaw.com If to Recordati, to: Recordati Rare Diseases Inc. 100 Corporate Drive, Lebanon, NJ 08833 Attention: General Manager With a copy to (which Recordati S.p.A. shall not constitute Via Matteo Civitali 1, 20148 Milan, Italy notice): Attention: Legal Department and Orphan Europe Sarl Immeuble « Le Wilson », 70 avenue du Général de Gaulle, 92800 Puteaux – France Attention: Mr. Bruno Parenti - Director New Markets Email: bparenti@orphan-europe.com or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (x) when delivered if personally delivered on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (y) on the Business Day of receipt if sent by overnight courier, facsimile or electronic mail; or (z) on the Business Day of receipt if sent by mail (only in respect of operational communications). FURTHER ASSURANCES Subject to the terms of this Agreement, the Supply Agreement and the Transitional Services Agreement, Aegerion shall, at the expense of Recordati, execute and deliver to Recordati such instruments, documents and consents or further assurances as Recordati may reasonably request in order to give effect to the transactions contemplated by this Agreement. ENTIRE AGREEMENT 33 ACTIVE/99458941.1

The Transaction Documents, in each case including any Schedules (but excluding Schedule IX and X, i.e., the University of Pennsylvania Agreement and the SCLA) or Exhibits thereto, constitute the entire agreement between the Parties in relation to the matters covered by them and supersede any previous agreement, arrangement or understanding between the Parties, whether written or oral, in relation to those matters, which shall cease to have any further effect. The Parties acknowledge that the Transaction Documents have not been entered into wholly or partly in reliance on, nor has either Party been given, any warranty, statement, promise, or representation (whether made innocently or negligently) by the other or on its behalf other than as expressly set out in the Transaction Documents. All warranties, conditions, statements, terms and representations not set out in the Transaction Documents whether implied by statute or otherwise are excluded to the extent permitted by Applicable Law. Nothing in this Article 23 excludes any remedy or liability for fraud. ALTERATIONS No purported alteration or variation of this Agreement shall be effective unless it is in writing, refers specifically to this Agreement, and is duly executed by each Party to this Agreement. SEVERABILITY Each provision of this Agreement is severable and distinct from the others. The Parties intend that each of those provisions shall be, and remain, valid and enforceable to the fullest extent permitted by law. If any such provision is held to be, or at any time becomes, to any extent invalid, illegal, or unenforceable for any reason under any enactment or rule of law, such invalidity, illegality, or unenforceability shall not affect any other provision hereunder, and such invalid, illegal, or unenforceable provision shall be deemed not to form part of this Agreement. The Parties shall in such an instance use their reasonable efforts to replace the invalid, illegal, or unenforceable provision with a valid and enforceable provision that accomplishes, as nearly as possible, the same or similar intent of such original provision, subject to the operation of this Section 25.1 not negating the original commercial intent of the Parties under this Agreement. COUNTERPARTS This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission), each of which when executed shall constitute an original of this Agreement, but all such counterparts together shall constitute one and the same agreement. Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures. No counterpart shall be effective until each Party has duly executed at least one counterpart. PAYMENT OF COSTS 34 ACTIVE/99458941.1

Each Party shall (except to the extent, if any, expressly provided otherwise in the Transaction Documents) be responsible for its respective legal and other costs incurred in relation to the negotiation, preparation, and completion of each of the Transaction Documents and all other relevant documents. SUCCESSORS AND ASSIGNS Recordati may not assign this Agreement, or assign or transfer, in whole or in part, any rights or obligations hereunder, without the prior written consent of Aegerion, except that Recordati may make such an assignment or transfer, in whole or in part, without the consent of Aegerion (i) to any Affiliate of Recordati, or (ii) to any Third Party successor in interest or purchaser of all or substantially all of the business or assets of Recordati to which this Agreement relates (or if this Agreement is assigned in part, to which such part of this Agreement relates), or (iii) pursuant to a merger, combination, consolidation, reorganization, sale of stock, sale of assets or other transaction of Recordati; provided, however, that in each case (i) through (iii) Recordati provides written notice to Aegerion of such assignment and the assignee shall have agreed in writing to be bound (or is otherwise required by operation of Applicable Law to be bound) in the same manner as Recordati hereunder. Aegerion may assign or transfer this Agreement, or any rights or obligations hereunder, in whole or in part, without the prior written consent of Recordati to (i) any Affiliate of Aegerion, or (ii) following the Completion Date, to any Third Party, jointly with the Supply Agreement and the Transitional Services Agreement, provided, however, that in each case (i) through (ii) Aegerion provides written notice to Recordati of such assignment and the assignee shall have agreed in writing to be bound (or is otherwise required by operation of Applicable Law to be bound) in the same manner as Aegerion hereunder. Notwithstanding the foregoing to the contrary, Aegerion may assign or transfer its rights to receive payments under this Agreement to any Affiliate or any Third Party. This Agreement shall be binding on the successors or heirs of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 28.1 shall be null and void ab initio and of no legal effect. RELATIONSHIP OF THE PARTIES It is expressly agreed that Aegerion, on the one hand and Recordati, on the other hand, shall be independent contractors and that the relationship between the two Parties to this Agreement shall not constitute a partnership, joint venture, or agency. Neither Party shall have the authority to make any statements, representations, or commitments of any kind, nor to take any action that shall be binding on the other, without the prior written consent of the other Party to do so. PERFORMANCE BY AFFILIATES Subject to the terms and conditions of this Agreement, each Party may discharge any obligations and exercise any rights (including granting or continuing licenses and other rights) hereunder through one or more of its Affiliates. Subject to an assignment to such Affiliate pursuant to Section 28.1, in any event each Party shall remain responsible for the acts 35 ACTIVE/99458941.1 and omissions, including financial liabilities, of its Affiliates. Each Party hereby expressly waives any requirement that the other Party exhausts any right, power, or remedy, or proceeds against any of the first Party’s Affiliates for any obligation or performance hereunder, prior to proceeding directly against such Party. GOVERNING LAW The law, including the statutes of limitation, of the State of New York shall govern this Agreement, the interpretation and enforcement of its terms, and any claim or cause of action (in law or equity), controversy or dispute arising out of or related to it or its negotiation, execution or performance, whether based on contract, tort, statutory or other law, in each case without giving effect to any conflicts-of-law or other principle requiring the application of the law of any other jurisdiction. DISPUTE RESOLUTION; CONSENT TO JURISDICTION Disputes. Except as otherwise expressly set forth in this Agreement, disputes of any nature arising under, relating to, or in connection with this Agreement (“Disputes”) shall be resolved pursuant to this Section 32. Dispute Escalation. In the event of a Dispute between the Parties, the Parties shall first attempt to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on an informal basis within [***] days from receipt of the written notice of a Dispute, any Party may, by written notice to the other, have such Dispute referred to the Executive Officers (or their designee, which designee is required to have decision- making authority on behalf of such Party), who shall attempt to resolve such Dispute by negotiation and consultation for a thirty (30) day period following receipt of such written notice. Non-Binding Mediation. Except as otherwise expressly set forth in this Agreement, in the event the Parties have not resolved such Dispute within [***] days of receipt of the written notice referring such Dispute to the Executive Officers, then either Party may provide written notice to the other Party to request mediation, and promptly upon receipt of such written notice, the Parties shall enter into confidential non-binding mediation in New York, New York in accordance with the Commercial Mediation Rules of the American Arbitration Association (the “AAA”) in effect at the time of mediation request. The Parties shall mutually approve a Third Party mediator who is neutral, disinterested, and impartial, and who has the experience and qualifications relevant to the specific subject matter of the Dispute. If the Parties are unable to mutually approve a mediator, then a mediator having the requisite experience and qualifications shall be appointed in accordance with the Commercial Mediation Rules of the AAA. The mediation shall be held within [***] Business Days of the selection of the mediator. The fees and expenses related to the services provided by the mediator in connection with any mediation hereunder shall be paid one-half by each Party. If the Parties are unable to resolve their Dispute through mediation within [***] days after selection of the mediator, either Party may seek appropriate resolution through an action or proceeding in the New York Courts. Consent to Jurisdiction. All Actions that, directly or indirectly, arise out of or relate to this Agreement shall be heard and determined exclusively in the State and Federal 36 ACTIVE/99458941.1

Courts in New York County, State of New York (such courts, “New York Courts”). Each Party further agrees that service of any process, summons, notice, or document by U.S. registered mail to such Party’s respective address set forth in Section 21 shall be effective service of process for any action or proceeding in the New York Courts with respect to any matters to which it has submitted to jurisdiction in this Section 32.4. Consistent with the foregoing in this Section 32.4, each Party hereby (a) submits to the exclusive venue and jurisdiction of the New York Courts for the purpose of any action or proceeding brought by any Party hereto that, directly or indirectly, arises out of or relates to this Agreement; (b) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such action or proceeding, any claim that (i) such action or proceeding is not subject to the subject matter jurisdiction of at least one of the above-named courts; (ii) such action or proceeding is brought in an inconvenient forum; or (iii) that the venue of such action or proceeding is improper; and (c) agrees not to move to transfer any such action or proceeding to a court other than any of the above-named courts. Injunctive Relief. Notwithstanding the dispute resolution procedures set forth in Section 32, and in addition to all other remedies, in the event of an actual or threatened breach of this Agreement, the aggrieved Party may seek provisional equitable relief (including restraining orders, specific performance or other injunctive relief), without first submitting to any dispute resolution procedures hereunder. Any claim for such equitable relief shall be submitted exclusively to the New York Courts. Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR LIABILITY, DIRECTLY OR INDIRECTLY, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. INTERPRETATION The captions and headings to this Agreement are included for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Schedules mean the particular Articles, Sections or Schedules of this Agreement and references to this Agreement include all Schedules hereto. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include”, “includes”, or “including” shall be construed as incorporating also the phrase “without limitation” and shall not be interpreted to limit the provision to which it relates; (b) the word “day”, “month”, or “quarter” means a calendar day, month, or quarter, unless otherwise specified; (c) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof”, “herein”, “hereby” and derivative or similar words refer to this Agreement (including any Schedules) and not any particular provision hereof; (e) unless expressly set forth herein, provisions that require that a Party, the Parties or the JSC hereunder “agree”, “consent”, or “approve” or the like shall require that such agreement, 37 ACTIVE/99458941.1 consent, or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging with the exception of operational communications); (f) words of any gender include the other gender; (g) words using the singular or plural number also include the plural or singular number, respectively; (h) references to any specific law, rule or regulation, or article, Section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (j) any reference herein to any Person shall be construed to include the Person’s successors and assigns; (k) the word “will” shall be construed to have the same meaning and effect as the word “shall”; and (l) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.” Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto. This Agreement should be interpreted in its entirety and the fact that certain provisions of this Agreement may be cross- referenced in a Section shall not be deemed or construed to limit the application of other provisions of this Agreement to such Section and vice versa. MISCELLANEOUS PROVISIONS Official Language. English shall be the official language of this Agreement, and all communications between the Parties hereto shall be conducted in that language. For avoidance of doubt, neither Party shall be required to translate documents originally prepared in other languages and required to be delivered under this Agreement, but if a translation into English is available to and controlled by a Party, the translation shall be delivered along with the original document. Waiver. No provision of the Agreement may be waived except in writing by both Parties hereto. No failure or delay by either Party hereto in exercising any right or remedy hereunder or under applicable law shall operate as a waiver thereof, or a waiver of a particular right or waiver of any right or remedy on any subsequent occasion unless provided otherwise in this Agreement. Force Majeure. Neither Party shall lose any rights hereunder or be held liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, when such failure or delay is caused by or results from fire, floods, embargoes, government regulations, prohibitions or interventions, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts, acts of God, or any other cause beyond the reasonable control of the such Party (each a “Force Majeure”). If either Party is affected by Force Majeure or is aware of the likelihood of a situation constituting Force Majeure arising, it shall notify the other Party in writing promptly of the cause and extent of such non-performance or likely non-performance, the date or likely date of commencement thereof and the means proposed to be adopted to remedy or abate the Force Majeure, and the Parties shall consult with 38 ACTIVE/99458941.1 each other with a view to taking such steps as may be appropriate to mitigate the effects of such Force Majeure. During the pendency of a Force Majeure, the affected Party shall use its commercially reasonable efforts to minimize the effect of the Force Majeure on, and to resume the performance of its obligations under, this Agreement. No Third-Party Beneficiaries. Except as expressly set forth in Article 14 with respect to indemnified parties and Recordati’s Affiliates, which shall be deemed an intended beneficiary hereunder and shall be entitled to enforce the provisions of this Agreement and any other Transaction Document: (a) no provision of this Agreement, or any Transaction Document, is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than: (i) the Parties hereto; and (ii) the Parties’ respective successors and assigns; (b) none of the provisions of this Agreement, or any Transaction Document shall be enforceable by any Third Party, including any creditor of either Party hereto, or the Aegerion’s Affiliates; and (c) no such Third Party shall obtain any right under any provision of this Agreement or any Transaction Document, including any right to make a claim, in respect of any debt, liability or obligation (or otherwise) against any Party hereto. No Brokerage. Each Party represents and warrants to the other that, except to the extent any such payment is the sole responsibility of such Party, no finder’s fee, brokerage fee, commission or other payment is due to any Third Party claiming through such Party or its Affiliates with respect to the execution of this Agreement or the consummation of the transactions contemplated hereby. Registration of License. Each Party, may, at its expense, register the license rights granted under this Agreement in the Territory or perform some other comparable mechanism. Upon request by a Party, the other Party agrees promptly to execute any “short form” license submitted to it by such Party and any other necessary documents designated the requesting Party and to assist the requesting Party in order to effect the foregoing registration in the Territory, but such licenses shall in no way alter or affect the rights or obligations of the Parties hereunder. [Signature page follows] 39 ACTIVE/99458941.1

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives effective as of the Effective Date. AEGERION PHARMACEUTICALS, INC. RECORDATI RARE DISEASES INC. By: /s/ Barbara Chan By: /s/ Michael Waters Name: Barbara Chan Name: Michael Waters Title: President Title: General Manager Signature Page to Exclusive License Agreement (Japan) ACTIVE/99458941.1

SCHEDULE 1 TRANSFERRED MATERIALS [***] ACTIVE/99458941.1

SCHEDULE 2 PRODUCT RECORDS [***] ACTIVE/99458941.1

SCHEDULE 3 LICENSED PATENTS [***] ACTIVE/99458941.1

SCHEDULE 4 PRODUCT TRADEMARKS [***] ACTIVE/99458941.1

SCHEDULE 5 POST-MARKETING COMMITMENTS [***] ACTIVE/99458941.1

SCHEDULE 6-1 RECORDATI’S PRESS RELEASE [***] ACTIVE/99458941.1

SCHEDULE 6-2 AEGERION’S PRESS RELEASE [***] ACTIVE/99458941.1

SCHEDULE 7 REQUIRED CONSENTS [***] ACTIVE/99458941.1

SCHEDULE 8 DEVELOPMENT ACTIVITIES RELATED TO LOMITAPIDE AND VARIATIONS TO THE PRODUCT MARKETING AUTHORIZATIONS CURRENTLY ONGOING [***] ACTIVE/99458941.1

SCHEDULE 9 COPY OF THE UNIVERSITY OF PENNSYLVANIA AGREEMENT [***] ACTIVE/99458941.1

SCHEDULE 10 COPY OF THE SETTLEMENT AND CROSS-LICENSE AGREEMENT [***] ACTIVE/99458941.1

SCHEDULE 11 CONTRACTS [***] ACTIVE/99458941.1